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                                                                   EXHIBIT 23(B)



               Consent of Miller, Hamilton, Snider & Odom, L.L.C.





                               CONSENT OF COUNSEL





The Colonial BancGroup, Inc.

         We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the headings "Certain Federal Income Tax Consequences," and "Validity of New Securities" to the summarization of our opinions referenced therein, and to the inclusion of our opinion at Exhibit 5 and Exhibit 8 of the Registration Statement.




/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

February 20, 1997